Exhibit 99.1

CRITEO REPORTS STRONG RESULTS FOR THE FIRST QUARTER 2017

NEW YORK - May 3, 2017 - Criteo S.A. (NASDAQ: CRTO), the performance marketing technology company, today announced financial results for the first quarter ended March 31, 2017.

•	Revenue increased 29% (or 30% at constant currency1) to $517 million.

•	Revenue excluding Traffic Acquisition Costs, or Revenue ex-TAC,[2] grew 29% (or 30% at constant currency) to $210 million, or 41% of revenue.

•	Adjusted EBITDA[2] grew 16% (or 18% at constant currency) to $56 million, or 27% of Revenue ex-TAC.

•	Cash flow from operating activities increased 134% to $44 million.

•	Free Cash Flow[2] increased 136% to $16 million.

•	Net Income decreased 22% to $15 million, driven by the accounting impact of the HookLogic, Inc. ("HookLogic") acquisition.

•	Adjusted Net Income per diluted share[2] increased 6% to $0.46.

“I'm excited about the significant 30% growth in Q1," said Eric Eichmann, CEO, “which demonstrates the broadly accepted value of our performance marketing platform for commerce companies and brands.”

"We continue to deliver impressive cash flow generation, while investing in the business," said Benoit Fouilland, CFO. "This, combined with rapid profitable growth, makes our model differentiated and attractive."

Operating Highlights

•	Our user graph continues to grow in scale and efficiency, with 67% of Revenue ex-TAC generated from users matched across devices thanks to the graph.

•	Our next generation header bidding technology is now connected to over 100 publishers, delivering very promising performance.

•	We added over 950 net clients, ending the quarter with more than 15,000 commerce and brand clients, while maintaining a 90% client retention across the business.

•	The growth in same-client Revenue ex-TAC remained strong at over 15% at constant currency.

•	We launched alpha partnerships on a potential video product with several large U.S. and European clients, with positive first results and a growing pipeline of demand.

Revenue and Revenue ex-TAC

Revenue grew 29%, or 30% at constant currency, to $517 million (Q1 2016: $401 million).

Revenue ex-TAC grew 29%, or 30% at constant currency, to $210 million (Q1 2016: $162 million). This increase was primarily driven by continued innovation across devices, our broader and improved access to publisher inventory, the addition of new clients across regions and the progress we made with our new products Criteo Sponsored Products and Criteo Predictive Search.

•	In the Americas, Revenue ex-TAC grew 41%, or 38% at constant currency, to $79 million and represented 38% of total Revenue ex-TAC.
___________________________________________________
1 Growth at constant currency excludes the impact of foreign currency fluctuations and is computed by applying the 2016 average exchange rates for the relevant period to 2017 figures.
2 Revenue ex-TAC, Adjusted EBITDA, Adjusted Net Income per diluted share and Free Cash Flow are not measures calculated in accordance with U.S. GAAP.

•	In EMEA, Revenue ex-TAC grew 19%, or 25% at constant currency, to $82 million and represented 39% of total Revenue ex-TAC.

•	In Asia-Pacific, Revenue ex-TAC grew 30%, or 28% at constant currency, to $49 million and represented 23% of total Revenue ex-TAC.

Revenue ex-TAC margin as a percentage of revenue was 41%, in line with prior quarters.

Net Income and Adjusted Net Income

Net income decreased 22% to $15 million (Q1 2016: $19 million). Net income available to shareholders of Criteo S.A. was $12 million, or $0.18 per share on a diluted basis (Q1 2016: $17 million, or $0.26 per share on a diluted basis). Net income in the period was impacted by the acquisition of HookLogic, including through the one-time grant of equity awards in connection with the acquisition, the depreciation of intangible assets related to the acquisition, as well as increased financial expense related to the funding of 30% of the acquisition. Excluding the impact of non-cash accounting effects related to HookLogic, net income increased 15% to $21 million.

Adjusted Net income, or net income adjusted to eliminate the impact of equity awards compensation expense, amortization of acquisition-related intangible assets, acquisition-related costs and deferred price consideration and the tax impact of these adjustments, increased 10% to $31 million, or $0.46 per share on a diluted basis (Q1 2016: $28 million, or $0.43 per share on a diluted basis).

Adjusted EBITDA and Operating Expenses

Adjusted EBITDA grew 16%, or 18% at constant currency, to $56 million (Q1 2016: $49 million). This increase in Adjusted EBITDA is primarily driven by the strong Revenue ex-TAC performance in the quarter.

Adjusted EBITDA margin as a percentage of Revenue ex-TAC was 27% (Q1 2016: 30%).

Operating expenses increased 39% to $162 million (Q1 2016: $116 million), including $18 million related to the first full quarter impact of Criteo Sponsored Products (formerly HookLogic). Operating expenses, excluding the impact of equity awards compensation expense, pension costs, depreciation and amortization and acquisition-related costs and deferred price consideration, which we refer to as Non-GAAP Operating Expenses, increased 33% to $137 million (Q1 2016: 104 million). This increase is primarily related to the year-over-year growth in headcount, after including over 190 employees focused on Criteo Sponsored Products, in Research and Development (36%), Sales and Operations (30%) and General and Administrative (26%), as we continued to scale the organization.

Cash Flow and Cash Position

Cash flow from operating activities increased 134% to $44 million (Q1 2016: $19 million).

Free Cash Flow, defined as cash flow from operating activities less acquisition of intangible assets, property, plant and equipment and change in accounts payable related to intangible assets, property, plant and equipment, grew 136% to $16 million (Q1 2016: $7 million).

Total cash and cash equivalents were $304 million as of March 31, 2017 (December 31, 2016: $270 million).

Business Outlook

The following forward-looking statements reflect Criteo’s expectations as of May 3, 2017.

Second Quarter 2017 Guidance:

•	We expect Revenue ex-TAC to be between $209 million and $213 million.

•	We expect Adjusted EBITDA to be between $44 million and $48 million.

Fiscal Year 2017 Guidance:

•	We now expect Revenue ex-TAC growth to be between 28% and 31% at constant currency.

•	We expect Adjusted EBITDA margin as a percentage of Revenue ex-TAC to increase between 0 basis points and 50 basis points.

The above guidance for the second quarter ending June 30, 2017, and the fiscal year ending December 31, 2017, assumes the following exchange rates for the main currencies impacting our business: a U.S. dollar-euro rate of 0.94, a U.S. dollar-Japanese Yen of 113, a U.S. dollar-British pound rate of 0.81 and a U.S. dollar-Brazilian real rate of 3.2.

The above guidance assumes no acquisitions are completed during the second quarter ending June 30, 2017 and the fiscal year ending December 31, 2017.

Reconciliation of Revenue ex-TAC and Adjusted EBITDA guidance to the closest corresponding U.S. GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of equity awards compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our share price. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future U.S. GAAP financial results.

Non-GAAP Financial Measures

This press release and its attachments include the following financial measures defined as non-GAAP financial measures by the U.S. Securities and Exchange Commission (the "SEC"): Revenue ex-TAC, Revenue ex-TAC by Region, Revenue ex-TAC margin, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, Adjusted Net Income per diluted share, Free Cash Flow and Non-GAAP Operating Expenses. These measures are not calculated in accordance with U.S. GAAP.

Revenue ex-TAC is our revenue excluding Traffic Acquisition Costs ("TAC") generated over the applicable measurement period and Revenue ex-TAC by Region reflects our Revenue ex-TAC by our geographies. Revenue ex-TAC, Revenue ex-TAC by Region and Revenue ex-TAC margin are key measures used by our management and board of directors to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, we believe that the elimination of TAC from revenue can provide a useful measure for period-to-period comparisons of our business and across our geographies. Accordingly, we believe that Revenue ex-TAC, Revenue ex-TAC by Region and Revenue ex-TAC margin provide useful information to investors and the market generally in understanding and evaluating our operating results in the same manner as our management and board of directors.

Adjusted EBITDA is our consolidated earnings before financial income (expense), income taxes, depreciation and amortization, adjusted to eliminate the impact of equity awards compensation expense, pension service costs, acquisition-related costs and deferred price consideration. Adjusted EBITDA and Adjusted EBITDA margin are key measures used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short‑ and long-term operational plans. In particular, we believe that by eliminating equity awards compensation expense, service costs (pension), acquisition-related costs and deferred price consideration, Adjusted EBITDA and Adjusted EBITDA margin can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors and the market generally in understanding and evaluating our results of operations in the same manner as our management and board of directors.

Adjusted Net Income is our net income adjusted to eliminate the impact of equity awards compensation expense, amortization of acquisition-related intangible assets, acquisition-related costs and deferred price consideration, and the tax impact of these adjustments. Adjusted Net Income and Adjusted Net Income per diluted share are key measures used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, we believe that by eliminating equity awards compensation expense, amortization of acquisition-related intangible assets, acquisition-related costs and deferred price consideration, and the tax impact of these adjustments, Adjusted Net Income and Adjusted Net Income per diluted share can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Adjusted Net Income and Adjusted Net Income per diluted share provide useful information to investors and the market generally in understanding and evaluating our results of operations in the same manner as our management and board of directors.

Free Cash Flow is defined as cash flow from operating activities less acquisition of intangible assets, property, plant and equipment and change in accounts payable related to intangible assets, property, plant and equipment. Free Cash Flow is a key measure used by our management and board of directors to evaluate the Company's ability to generate cash. Accordingly, we believe that Free Cash Flow permits a more complete and comprehensive analysis of our available cash flows.

Non-GAAP Operating Expenses are our consolidated operating expenses adjusted to eliminate the impact of depreciation and amortization, equity awards compensation expense, pension service costs, acquisition-related costs and deferred price consideration. The Company uses Non-GAAP Operating Expenses to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short-term and long-term operational plans, and to assess and measure our financial performance and the ability of our operations to generate cash. We believe Non-GAAP Operating Expenses reflects our ongoing operating expenses in a manner that allows for meaningful period-to-period comparisons and analysis of trends in our business. As a result, we believe that Non-GAAP Operating Expenses provides useful information to investors in understanding and evaluating our core operating performance and trends in the same manner as our management and in comparing financial results across periods. In addition, Non-GAAP Operating Expenses is a key component in calculating Adjusted EBITDA, which is one of the key measures the Company uses to provide its quarterly and annual business outlook to the investment community.

Please refer to the supplemental financial tables provided in the appendix of this press release for a reconciliation of Revenue ex-TAC to Revenue, Revenue ex-TAC by Region to Revenue by Region, Adjusted EBITDA to Net Income, Adjusted Net Income to Net Income, Free Cash Flow to cash flow from operating activities, and Non-GAAP Operating Expenses to Operating Expenses, in each case, the most comparable U.S. GAAP measure. Our use of non-GAAP financial measures has limitations as an analytical tool, and you should not consider such non-GAAP measures in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: (1) other companies, including companies in our industry which have similar business arrangements, may address the impact of TAC differently; and (2) other companies may report Revenue ex-TAC, Revenue ex-TAC by Region, Adjusted EBITDA, Adjusted Net Income, Free Cash Flow, Non-GAAP Operating Expenses or similarly titled measures but calculate them differently or over different regions, which reduces their usefulness as comparative measures. Because of these and other limitations, you should consider these measures alongside our U.S. GAAP financial results, including revenue and net income.

Forward-Looking Statements Disclosure

This press release contains forward-looking statements, including projected financial results for the quarter ending June 30, 2017 and the fiscal year ending December 31, 2017, our expectations regarding our market opportunity and future growth prospects and other statements that are not historical facts and involve risks and uncertainties that could cause actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: failure related to our technology and our ability to respond to changes in technology, uncertainty regarding our ability to access a consistent supply of internet display advertising inventory and expand access to such inventory, investments in new business opportunities and the timing of these investments, whether the projected benefits of acquisitions materialize as expected, uncertainty regarding international growth and expansion, the impact of competition, uncertainty regarding legislative, regulatory or self-regulatory developments regarding data privacy matters, failure to enhance our brand cost-effectively, recent growth rates not being indicative of future growth, our ability to manage growth, potential fluctuations in operating results, our ability to grow our base of clients, and the financial impact of maximizing Revenue ex-TAC, as well as risks related to future opportunities and plans, including the uncertainty of expected future financial performance and results and those risks detailed from time-to-time under the caption "Risk Factors" and elsewhere in the Company’s SEC filings and reports, including the Company's Annual Report on Form 10-K filed with the SEC on March 1, 2017, as well as future filings and reports by the Company. Except as required by law, the Company undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events, changes in expectations or otherwise.

Conference Call Information

Criteo’s earnings conference call will take place today, May 3, 2017, at 8:00 AM ET, 2:00 PM CET. The conference call will be webcast live on the Company’s website http://ir.criteo.com and will be available for replay.

Conference call details:

•	U.S. callers: +1 855 209 8212

•	International callers: +1 412 317 0788 or +33 1 76 74 05 02
Please ask to be joined into the "Criteo S.A." call.

About Criteo

Criteo (NASDAQ: CRTO) delivers personalized performance marketing at an extensive scale. Measuring return on post-click sales, Criteo makes ROI transparent and easy to measure. Criteo has over 2,500 employees in more than 30 offices across the Americas, EMEA and Asia-Pacific, serving over 15,000 advertisers worldwide and with direct relationships with thousands of publishers.

For more information, please visit www.criteo.com.

Contacts

Criteo Investor Relations
Edouard Lassalle, VP, Head of IR, e.lassalle@criteo.com
Friederike Edelmann, IR Director, f.edelmann@criteo.com

Criteo Public Relations
Emma Ferns, Global PR director, e.ferns@criteo.com

Financial information to follow

CRITEO S.A.
Consolidated Statement of Financial Position
(U.S. dollars in thousands) (unaudited)

	December 31, 2016	March 31, 2017
Assets
Current assets:
Cash and cash equivalents	$270,317	$303,813
Trade receivables, net of allowances	397,244	340,837
Income taxes	2,741	3,560
Other taxes	52,942	44,834
Other current assets	19,340	22,772
Total current assets	742,584	715,816
Property, plant and equipment, net	108,581	115,415
Intangible assets, net	102,944	107,962
Goodwill	209,418	232,138
Non-current financial assets	17,029	19,857
Deferred tax assets	30,630	46,201
Total non-current assets	468,602	521,573
Total assets	$1,211,186	$1,237,389

Liabilities and shareholders' equity
Current liabilities:
Trade payables	$365,788	$295,602
Contingencies	654	980
Income taxes	14,454	14,969
Financial liabilities - current portion	7,969	84,398
Other taxes	44,831	41,414
Employee - related payables	55,874	53,862
Other current liabilities	30,221	35,032
Total current liabilities	519,791	526,257
Deferred tax liabilities	686	28,900
Retirement benefit obligation	3,221	3,276
Financial liabilities - non current portion	77,611	2,620
Other non-current liabilities	—	4,697
Total non-current liabilities	81,518	39,493
Total liabilities	601,309	565,750
Commitments and contingencies
Shareholders' equity:
Common shares, €0.025 per value, 63,978,204 and 64,665,637 shares authorized, issued and outstanding at December 31, 2016 and March 31, 2017, respectively.	2,093	2,112
Additional paid-in capital	488,277	514,649
Accumulated other comprehensive income (loss)	(88,593)	(79,742)
Retained earnings	198,355	222,239
Equity - attributable to shareholders of Criteo S.A.	600,132	659,258
Non-controlling interests	9,745	12,381
Total equity	609,877	671,639
Total equity and liabilities	$1,211,186	$1,237,389

CRITEO S.A.
Consolidated Statement of Income
(U.S. dollars in thousands, except share and per share data)
(unaudited)

	Three Months Ended
	March 31,
	2016	2017	YoY Change
Revenue	$401,253	$516,667	29%

Cost of revenue
Traffic acquisition costs	(238,755)	(306,693)	28%
Other cost of revenue	(18,338)	(27,155)	48%

Gross profit	144,160	182,819	27%

Operating expenses:
Research and development expenses	(27,162)	(39,521)	46%
Sales and operations expenses	(64,473)	(90,730)	41%
General and administrative expenses	(24,737)	(31,516)	27%
Total operating expenses	(116,372)	(161,767)	39%
Income from operations	27,788	21,052	(24)%
Financial income (expense)	(1,317)	(2,333)	77%
Income before taxes	26,471	18,719	(29)%
Provision for income taxes	(7,944)	(4,201)	(47)%
Net income	$18,527	$14,518	(22)%

Net income available to shareholders of Criteo S.A.	$17,131	$12,442
Net income available to non-controlling interests	$1,396	$2,076

Weighted average shares outstanding used in computing
per share amounts:
Basic	62,610,013	64,189,194
Diluted	64,841,134	67,283,012

Net income allocated to shareholders of Criteo S.A. per share:
Basic	0.27	0.19
Diluted	0.26	0.18

CRITEO S.A.
Consolidated Statement of Cash Flows
(U.S. dollars in thousands)
(unaudited)

	Three Months Ended
	March 31,
	2016	2017
Net income	$18,527	$14,518
Non-cash and non-operating items	29,506	41,473
- Amortization and provisions	13,180	22,316
- Equity awards compensation expense (1)	8,370	14,940
- Interest accrued and non-cash financial income and expenses	12	16
- Change in deferred taxes	(1,138)	(6,870)
- Income tax for the period	9,082	11,071
Changes in working capital requirement	(17,140)	(70)
- Decrease in trade receivables	4,758	59,569
- Decrease in trade payables	(13,906)	(75,030)
- (Increase)/decrease in other current assets	(10,368)	8,253
- Increase in other current liabilities	2,376	7,138
Income taxes paid	(11,986)	(11,683)
CASH FROM OPERATING ACTIVITIES	18,907	44,238
Acquisition of intangible assets, property, plant and equipment	(13,615)	(23,267)
Change in accounts payable related to intangible assets, property, plant and equipment	1,507	(4,939)
Change in other non-current financial assets	781	(431)
CASH USED FOR INVESTING ACTIVITIES	(11,327)	(28,637)
Issuance of long-term borrowings	764	—
Repayment of borrowings	(1,503)	(2,053)
Proceeds from capital increase	5,476	12,937
Change in other financial liabilities	—	119
CASH FROM FINANCING ACTIVITIES	4,737	11,003

CHANGE IN NET CASH AND CASH EQUIVALENTS	12,317	26,604
Net cash and cash equivalents - beginning of period	353,537	270,317
Effect of exchange rates changes on cash and cash equivalents	20,256	6,892
Net cash and cash equivalents - end of period	$386,110	$303,813

(1) $8.4 and $14.6 million of equity awards compensation expense consisted of share-based compensation expense according to ASC 718 Compensation - stock compensation for the quarter ended March 31, 2016 and 2017, respectively.

CRITEO S.A.
Reconciliation of Cash from Operating Activities to Free Cash Flow
(U.S. dollars in thousands)
(unaudited)

	Three Months Ended
	March 31,
	2016	2017
CASH FROM OPERATING ACTIVITIES	18,907	44,238
Acquisition of intangible assets, property, plant and equipment	(13,615)	(23,267)
Change in accounts payable related to intangible assets, property, plant and equipment	1,507	(4,939)
FREE CASH FLOW (1)	6,799	16,032

(1) Free Cash Flow is defined as cash flow from operating activities less acquisition of intangible assets, property, plant and equipment and change in accounts payable related to intangible assets, property, plant and equipment.

CRITEO S.A.
Reconciliation of Revenue ex-TAC by Region to Revenue by Region
(U.S. dollars in thousands)
(unaudited)

	Three Months Ended
	March 31,
Region	2016	2017	YoY Change	YoY Change at Constant Currency
Revenue
Americas	$147,174	$208,013	41%	39%
EMEA	159,405	189,092	19%	24%
Asia-Pacific	94,674	119,562	26%	24%
Total	401,253	516,667	29%	30%

Traffic acquisition costs
Americas	(90,929)	(128,867)	42%	40%
EMEA	(91,185)	(107,583)	18%	24%
Asia-Pacific	(56,641)	(70,243)	24%	22%
Total	(238,755)	(306,693)	28%	29%

Revenue ex-TAC (1)
Americas	56,245	79,146	41%	38%
EMEA	68,220	81,509	19%	25%
Asia-Pacific	38,033	49,319	30%	28%
Total	$162,498	$209,974	29%	30%

(1) We define Revenue ex-TAC as our revenue excluding traffic acquisition costs generated over the applicable measurement period. Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region are not measures calculated in accordance with U.S. GAAP. We have included Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region in this Form 8-K because they are key measures used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, we believe that the elimination of TAC from revenue and review of these measures by region can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region provide useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management and board of directors. Our use of Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region has limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: (a) other companies, including companies in our industry which have similar business arrangements, may address the impact of TAC differently; (b) other companies may report Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region or similarly titled measures but define the regions differently, which reduces their effectiveness as a comparative measure; and (c) other companies may report Revenue ex-TAC or similarly titled measures but calculate them differently, which reduces their usefulness as a comparative measure. Because of these and other limitations, you should consider Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region alongside our other U.S. GAAP financial results, including revenue. The above table provides a reconciliation of Revenue ex-TAC to revenue and Revenue ex-TAC by Region to revenue by region.

CRITEO S.A.
Reconciliation of Adjusted EBITDA to Net Income
(U.S. dollars in thousands)
(unaudited)

	Three Months Ended
	March 31,
	2016	2017
Net income	$18,527	$14,518
Adjustments:
Financial (income) expense	1,317	2,333
Provision for income taxes	7,944	4,201
Equity awards compensation expense	8,370	14,940
Research and development	2,402	3,916
Sales and operations	3,390	6,710
General and administrative	2,578	4,314
Pension service costs	129	290
Research and development	52	146
Sales and operations	34	59
General and administrative	43	85
Depreciation and amortization expense	12,516	20,167
Cost of revenue	8,220	11,091
Research and development	2,007	2,944
Sales and operations	1,771	4,961
General and administrative	518	1,171
Acquisition-related costs	—	6
General and administrative	—	6
Acquisition-related deferred price consideration	40	—
Research and development	40	—
Total net adjustments	30,316	41,936
Adjusted EBITDA (1)	$48,843	$56,454

(1) We define Adjusted EBITDA as our consolidated earnings before financial income (expense), income taxes, depreciation and amortization, adjusted to eliminate the impact of equity awards compensation expense, pension service costs, acquisition-related costs and deferred price consideration. Adjusted EBITDA is not a measure calculated in accordance with U.S. GAAP. We have included Adjusted EBITDA because it is a key measure used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, we believe that the elimination of equity awards compensation expense, pension service costs, acquisition-related costs and deferred price consideration in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our business. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management and board of directors. Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: (a) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; (b) Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; (c) Adjusted EBITDA does not reflect the potentially dilutive impact of equity-based compensation; (d) Adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us; and (e) other companies, including companies in our industry, may calculate Adjusted EBITDA or similarly titled measures differently, which reduces their usefulness as a comparative measure. Because of these and other limitations, you should consider Adjusted EBITDA alongside our U.S. GAAP financial results, including net income.

CRITEO S.A.
Reconciliation from Non-GAAP Operating Expenses to Operating Expenses under GAAP
(U.S. dollars in thousands)
(unaudited)

	Three Months Ended
	March 31,
	2016	2017
Research and Development expenses	$(27,162)	$(39,521)
Equity awards compensation expense	$2,402	$3,916
Depreciation and Amortization expense	2,007	2,944
Pension service costs	52	146
Acquisition-related deferred price consideration	40	—
Non-GAAP - Research and Development expenses	(22,661)	(32,515)
Sales and Operations expenses	(64,473)	(90,730)
Equity awards compensation expense	3,390	6,710
Depreciation and Amortization expense	1,771	4,961
Pension service costs	34	59
Non-GAAP - Sales and Operations expenses	(59,278)	(79,000)
General and Administrative expenses	(24,737)	(31,516)
Equity awards compensation expense	2,578	4,314
Depreciation and Amortization expense	518	1,171
Pension service costs	43	85
Acquisition-related costs	—	6
Non-GAAP - General and Administrative expenses	(21,598)	(25,940)
Total Operating expenses	(116,372)	(161,767)
Equity awards compensation expense	8,370	14,940
Depreciation and Amortization expense	4,296	9,076
Pension service costs	129	290
Acquisition-related costs	—	6
Acquisition-related deferred price consideration	40	—
Total Non-GAAP Operating expenses (1)	(103,537)	(137,455)

(1) We define Non-GAAP Operating Expenses as our consolidated operating expenses adjusted to eliminate the impact of depreciation and amortization, equity awards compensation expense, pension service costs, acquisition-related costs and deferred price consideration. The Company uses Non-GAAP Operating Expenses to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short-term and long-term operational plans, and to assess and measure our financial performance and the ability of our operations to generate cash. We believe Non-GAAP Operating Expenses reflects our ongoing operating expenses in a manner that allows for meaningful period-to-period comparisons and analysis of trends in our business. As a result, we believe that Non-GAAP Operating Expenses provides useful information to investors in understanding and evaluating our core operating performance and trends in the same manner as our management and in comparing financial results across periods. In addition, Non-GAAP Operating Expenses is a key component in calculating Adjusted EBITDA, which is one of the key measures we use to provide its quarterly and annual business outlook to the investment community.

CRITEO S.A.
Detailed Information on Selected Items
(U.S. dollars in thousands)
(unaudited)

	Three Months Ended
	March 31,
	2016	2017
Equity awards compensation expense
Research and development	$2,402	$3,916
Sales and operations	3,390	6,710
General and administrative	2,578	4,314
Total equity awards compensation expense	8,370	14,940

Pension service costs
Research and development	52	146
Sales and operations	34	59
General and administrative	43	85
Total pension service costs	129	290

Depreciation and amortization expense
Cost of revenue	8,220	11,091
Research and development	2,007	2,944
Sales and operations	1,771	4,961
General and administrative	518	1,171
Total depreciation and amortization expense	12,516	20,167

Acquisition-related costs
General and administrative	—	6
Total acquisition-related costs	—	6

Acquisition-related deferred price consideration
Research and development	40	—
Total acquisition-related deferred price consideration	$40	$—

CRITEO S.A.
Reconciliation of Adjusted Net Income to Net Income
(U.S. dollars in thousands except share and per share data)
(unaudited)

	Three Months Ended
	March 31,
	2016	2017
Net income	$18,527	$14,518
Adjustments:
Equity awards compensation expense	8,370	14,940
Amortization of acquisition-related intangible assets	1,377	4,674
Acquisition-related costs	—	6
Acquisition-related deferred price consideration	40	—
Tax impact of the above adjustments	(228)	(3,317)
Total net adjustments	9,559	16,303
Adjusted net income (1)	$28,086	$30,821

Weighted average shares outstanding
- Basic	62,610,013	64,189,194
- Diluted	64,841,134	67,283,012

Adjusted net income per share
- Basic	$0.45	$0.48
- Diluted	$0.43	$0.46

(1) We define Adjusted Net Income as our net income adjusted to eliminate the impact of equity awards compensation expense, amortization of acquisition-related intangible assets, acquisition-related costs and deferred price consideration and the tax impact of the foregoing adjustments. Adjusted Net Income is not a measure calculated in accordance with U.S. GAAP. We have included Adjusted Net Income because it is a key measure used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, we believe that the elimination of equity awards compensation expense, amortization of acquisition-related intangible assets, acquisition-related costs and deferred price consideration, and the tax impact of the foregoing adjustments in calculating Adjusted Net Income can provide a useful measure for period-to-period comparisons of our business. Accordingly, we believe that Adjusted Net Income provides useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management and board of directors. Our use of Adjusted Net Income has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: (a) Adjusted Net Income does not reflect the potentially dilutive impact of equity-based compensation or the impact of certain acquisition related costs; and (b) other companies, including companies in our industry, may calculate Adjusted Net Income or similarly titled measures differently, which reduces their usefulness as a comparative measure. Because of these and other limitations, you should consider Adjusted Net Income alongside our other U.S. GAAP-based financial results, including net income.

CRITEO S.A.
Constant Currency Reconciliation
(U.S. dollars in thousands)
(unaudited)

	Three Months Ended
	March 31,
	2016	2017	YoY Change
Revenue as reported	401,253	516,667	29%
Conversion impact U.S. dollar/other currencies		3,732
Revenue at constant currency (1)	401,253	520,399	30%

Traffic acquisition costs as reported	(238,755)	(306,693)	28%
Conversion impact U.S. dollar/other currencies		(2,231)
Traffic Acquisition Costs at constant currency (1)	(238,755)	(308,924)	29%

Revenue ex-TAC (2) as reported	162,498	209,974	29%
Conversion impact U.S. dollar/other currencies		1,501
Revenue ex-TAC (2) at constant currency (1)	162,498	211,475	30%
Revenue ex-TAC (2)/Revenue as reported	40%	41%

Other cost of revenue as reported	(18,338)	(27,155)	48%
Conversion impact U.S. dollar/other currencies		(216)
Other cost of revenue at constant currency (1)	(18,338)	(27,371)	49%

Adjusted EBITDA (3)	48,843	56,454	16%
Conversion impact U.S. dollar/other currencies		1,168
Adjusted EBITDA (3) at constant currency (1)	48,843	57,622	18%

(1) Information herein with respect to results presented on a constant currency basis is computed by applying prior period average exchange rates to current period results. We have included results on a constant currency basis because it is a key measure used by our management and Board of Directors to evaluate operating performance. Management reviews and analyzes business results excluding the effect of foreign currency translation because they believe this better represents our underlying business trends. The table above reconciles the actual results presented in this section with the results presented on a constant currency basis.

(2) Revenue ex-TAC is not a measure calculated in accordance with U.S. GAAP. See the table entitled "Reconciliation of Revenue ex-TAC by Region to Revenue by Region" for a reconciliation of Revenue Ex-TAC to revenue.

(3) Adjusted EBITDA is not a measure calculated in accordance with U.S. GAAP. See the table entitled "Reconciliation of Adjusted EBITDA to Net Income" for a reconciliation of Adjusted EBITDA to net income.

CRITEO S.A.
Information on Share Count
(unaudited)

	Three Months Ended
	March 31,
	2016	2017
Shares outstanding as at January 1,	62,470,881	63,978,204
Weighted average number of shares issued during the period	139,132	210,990
Basic number of shares - Basic EPS basis	62,610,013	64,189,194
Dilutive effect of share options, warrants, employee warrants - Treasury method	2,231,121	3,093,817
Diluted number of shares - Diluted EPS basis	64,841,134	67,283,011

Shares outstanding as at March 31,	62,896,180	64,665,637
Total dilutive effect of share options, warrants, employee warrants	7,469,069	7,825,371
Fully diluted shares as at March 31,	70,365,249	72,491,008

CRITEO S.A.
Supplemental Financial Information and Operating Metrics
(U.S. dollars in thousands except where stated)
(unaudited)

	Q2 2015	Q3 2015	Q4 2015	Q1 2016	Q2 2016	Q3 2016	Q4 2016	Q1 2017	YoY Change	QoQ Change

Clients	8,564	9,290	10,198	10,962	11,874	12,882	14,468	15,423	41%	7%

Revenue	299,306	332,674	397,018	401,253	407,201	423,867	566,825	516,667	29%	(9)%
Americas	110,872	124,024	170,133	147,174	156,522	160,739	266,438	208,013	41%	(22)%
EMEA	126,807	137,185	144,905	159,405	153,899	157,921	189,298	189,092	19%	—%
APAC	61,627	71,465	81,980	94,674	96,780	105,207	111,089	119,562	26%	8%

TAC	(177,239)	(198,970)	(237,056)	(238,755)	(240,969)	(247,310)	(341,877)	(306,693)	28%	(10)%
Americas	(66,853)	(75,684)	(104,646)	(90,929)	(96,560)	(97,239)	(167,046)	(128,867)	42%	(23)%
EMEA	(73,155)	(79,710)	(82,905)	(91,185)	(86,820)	(87,092)	(108,567)	(107,583)	18%	(1)%
APAC	(37,231)	(43,576)	(49,505)	(56,641)	(57,589)	(62,979)	(66,264)	(70,243)	24%	6%

Revenue ex-TAC	122,067	133,704	159,962	162,498	166,232	176,557	224,948	209,974	29%	(7)%
Americas	44,019	48,340	65,487	56,245	59,962	63,500	99,391	79,146	41%	(20)%
EMEA	53,652	57,475	62,000	68,220	67,079	70,829	80,731	81,509	19%	1%
APAC	24,396	27,889	32,475	38,033	39,191	42,228	44,826	49,319	30%	10%

Cash flow from operating activities	11,938	17,500	66,706	18,907	19,274	43,631	71,658	44,238	134%	(38)%

Capital expenditures	18,348	24,066	19,205	12,109	22,386	19,907	22,981	28,206	133%	23%

Net cash position	321,109	314,644	353,537	386,110	377,407	407,158	270,318	303,813	(21)%	12%

Days Sales Outstanding (days - end of month) (1)				56	57	56	53	56

(1) Due to the conversion from IFRS (euros) to U.S. GAAP (U.S. dollars), the Days Sales Outstanding for historic quarters has not been recalculated and is not available.